UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2023

Talon 1 Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41001	98-1598139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2333 Ponce de Leon Blvd., Suite 630, Coral Gables, FL	33134
(Address of principal executive offices)	(Zip Code)

(786) 662-3114

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one warrant	TOACU	The Nasdaq Global Market
Class A ordinary share	TOAC	The Nasdaq Global Market
Warrants included as part of the units	TOACW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

As noted in its Form 8-K filed on June 8, 2023, Talon 1 Acquisition Corp. (the “Company”) has determined that it will not seek an extension of the time to complete an initial business combination and that it will redeem all of its outstanding Class A ordinary shares, par value $0.0001 per share (the “Public Shares”). The balance of the Company’s trust account (the “Trust Account”) as of June 7, 2023 was approximately $101,693,581.14, which represents a per-share redemption price for the Public Shares of approximately $10.49 (the “Redemption Amount”). The balance of the Trust Account and the Redemption Amount reflected interest withdrawn from the Trust Account in respect of taxes, comprised of United States federal income tax, branch profits tax and Florida state income tax. Following additional consultation with its tax advisors, the Company has determined that cash in the amount of $2,225,076 originally withdrawn from the Trust Account in respect of taxes could be returned to the Trust Account for further distribution to holders of Public Shares. As a result of the return, the Company expects that the amount distributable to the holders of Public Shares will represent a per-share redemption price for the Public Shares of approximately $10.72. As a result of the return of funds to the Trust Account, the Company expects to complete the distribution on June 21, 2023.

This Form 8-K contains statements that constitute “forward-looking statements,” including with respect to additional distributions by the Company. When used in this Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON 1 ACQUISITION CORP.

	By:	/s/ Ed Wegel
	Name:	Ed Wegel
	Title:	Chief Executive Officer

Dated: June 16, 2023